Exhibit 32.2

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the report on Form 10-K of Booz Allen Hamilton Holding Corporation (the “Company”) for the fiscal year ended March 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Executive Vice President and Chief Financial Officer, Chief Administrative Officer and Director of the Company certifies, to the best of his knowledge and belief pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 30, 2012	By:	/s/ Samuel R. Strickland
Samuel R. Strickland
Executive Vice President
Chief Financial Officer, Chief Administrative Officer and Director
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Booz Allen Hamilton Holding Corporation and will be retained by Booz Allen Hamilton Holding Corporation and furnished to the Securities and Exchange Commission or its staff upon request.